UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    May 17, 2013

Smartmetric, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54853 (Commission File Number)	05-0543557 (I.R.S. Employer Identification No.)

101 Convention Center Drive Las Vegas, NV 89109 (Address of principal executive offices) (zip code)

(305) 495-7190 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sale of Equity Securities

On May 17, 2013, Smartmetric, Inc. (the “Company”) entered into subscription agreements with purchasers that qualified as either (i) an “accredited investor,” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) a non “U.S. Person,” as defied in Regulation S promulgated under the Securities Act, pursuant to which the Company sold the investors 48.5 units, each unit consisting of seventy-five thousand (75,000) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and a warrant to purchase seventy-five thousand (75,000) shares of Common Stock (collectively, the “Warrants”), for aggregate gross proceeds of $581,973.00. The Warrants are exercisable on a cashless basis until April 22, 2015 at an initial exercise price of $0.50, subject to adjustment.  The exercise price of the Warrants are subject to customary adjustments for stock splits, stock dividends, recapitalizations and the like.

If at any time within six months of the final closing of the Offering the Company shall determine to file with the Securities and Exchange Commission (the “Commission”) a registration statement relating to an offering for its own account or the account of others under the Securities Act, of any of its equity securities (other than (i) the amendment of a registration statement previously filed or the filing of a registration statement that was previously filed and withdrawn or (ii) on Form S-4, Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other bona fide, employee benefit plans), the Company shall use its best efforts to include in such registration statement all of the shares of Common Stock issuable upon exercise of the Warrants and the shares of Common Stock issued as part of the Units (collectively “Registrable Securities”); provided, however, that if the registration statement (i) is to be made on a continuous basis pursuant to Rule 415 under the Securities Act, it shall be within the Company’s sole discretion to reduce or eliminate the number of Registrable Securities that are included in a registration statement to the extent necessary to satisfy the Commission’s requirements pursuant to Rule 415 under the Securities Act (ii) involves an underwritten offering of the securities of the Company and the managing underwriter of such underwritten offering shall advise the Company in writing that, in its opinion, the distribution of all or a specified portion of the Registrable Securities which the holders have requested the Company to register will materially and adversely affect the distribution of such securities by such underwriters, then the Company may reduce or eliminate the number of Registrable Securities that are included in a registration statement.

If at any time during the 6 month period following the closing described above, the Company sells or issues any Common Stock entitling any person to acquire shares of Common Stock at an effective price per share that is lower than $0.16 (such lower price, the “Base Share Price” and such issuances, collectively, a “Dilutive Issuance”), then the Company shall issue to each investor such number of additional shares of Common Stock equal to the difference between (i) the number of shares of Common Stock held by the investor on the date of the Dilutive Issuance multiplied by a fraction, the numerator of which is $0.16 and the denominator of which is the Base Share Price, and (ii) the number of shares of Common Stock held by the investor on the date of the Dilutive Issuance.   Notwithstanding the foregoing, no adjustment will be made in respect of an Exempt Issuance (as defined in the subscription agreement).

FINRA registered broker-dealers were engaged as placement agent and as select dealers in connection with the private placement (collectively, the “Agents”).  We collectively paid the Agents a cash fee in the amount of $61,780 and will issue the Agents an aggregate of 286,868 shares of Common Stock.

The securities sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2), Rule 506 promulgated under Regulation D and Regulation S promulgated under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investors are either an “accredited investor” as such term is defined under Regulation D promulgated under the Securities Act or a non “U.S. Person” as such term is defined under Regulation S promulgated under the Securities Act.   This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing information is a summary of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, a copy of which are attached as an exhibit to this Current Report on Form 8-K.  Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report.

4.1	Form of Warrant issued to the May 2013 Investor
10.1	Form of subscription agreement by and among Smartmetric, Inc. and the May 2013 Investor

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2013	SMARTMETRIC, INC.

By: /s/ C. Hendrick
Name: C. Hendrick
Title: Chief Executive Officer